Exhibit 10.7

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (as hereafter amended, restated or otherwise modified from time to time, the “Agreement”) is entered into effective as of December 12, 2003 (the “Effective Date”), by and among LAURUS MASTER FUND, LTD., a Cayman Islands company (together with its successors and assigns to the extent permitted hereby, the “Junior Creditor”), WELLS FARGO FOOTHILL, INC. (f/k/a Foothill Capital Corporation), as Lender under the hereinafter defined Senior Credit Agreement (together with its successors and assigns, the “Lender”) EQUINOX BUSINESS CREDIT CORP., a New Jersey corporation (together with its successors and assigns, “Debtor”) and EQUIFIN, INC., a Delaware corporation (together with its successors and assigns, “Guarantor”).  Terms defined in Section 1, where used in the Recitals below and elsewhere in this Agreement, shall have the same meanings, where so used, as are prescribed therein.

RECITALS

Debtor is obligated for payment and performance of the Senior Debt and has granted the Senior Creditor Liens to secure the Senior Debt.  Guarantor has guaranteed the Senior Debt.  Debtor and Guarantor are obligated or may become obligated for payment and performance of Junior Debt and may grant the Junior Creditor Liens to secure the Junior Debt.  As one of the conditions precedent to the agreement of Lender to extend credit under the Senior Credit Agreement, Lender has required the execution and delivery of this Agreement by the parties hereto.  In order to induce Lender to extend credit under the Senior Credit Agreement, Junior Creditor wishes to enter into this Agreement on the terms provided herein.

AGREEMENT

NOW, THEREFORE, in order to induce Lender to extend credit under the Senior Credit Agreement, and for value received, the receipt and sufficiency of which are hereby acknowledged by each of the undersigned, the parties hereto hereby agree as follows:

1.             Definitions.  The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and from time to time in effect (11 U.S.C. §§ 101, et seq).

“Business Day” means any day that is not Saturday, Sunday, or a day on which banks in Dallas, Texas, are required or permitted under applicable law to be closed.

“Commitment” means the commitment of Lender to extend credit under the Senior Credit Agreement.

“Debtor” has the meaning prescribed for such term in the introductory paragraph of this Agreement, and includes Debtor as debtor-in-possession in any Proceeding.

“Equally Senior Securities” means securities of Debtor, Guarantor or any other Person provided for by a plan of reorganization or readjustment the payment of which are senior with respect to the payment of all Junior Debt at least to the extent provided in the subordination provisions of this Agreement, in form and substance satisfactory to Lender.

“Equally Subordinate Securities” means securities of Debtor, Guarantor or any other Person provided for by a plan of reorganization or readjustment the payment of which are subordinate with respect to the payment of all Senior Debt at least to the extent provided in the subordination provisions of this Agreement, in form and substance satisfactory to Lender, and are not subordinate to any other claim or interest of any Person (other than claims or interests, if any, in respect of which the Junior Debt was so subordinate prior to the effectiveness of such reorganization or readjustment).

“Guarantor” has the meaning prescribed for such term in the introductory paragraph of this Agreement and includes Guarantor as debtor-in-possession in any Proceeding.

“Indefeasibly Paid” means, with respect to the making of any payment on or in respect of any Senior Debt, a payment of such Senior Debt in full which is not subject to avoidance under section 547 of the Bankruptcy Code.

“Junior Creditor” has the meaning prescribed for such term in the introductory paragraph of this Agreement, and also includes any other Person at any time who is a holder of any Junior Debt.

“Junior Creditor Collateral” means all property of Debtor or Guarantor, now owned or hereafter acquired, in which any Junior Creditor Liens are granted pursuant to any Junior Debt Documents, and all proceeds thereof.

“Junior Creditor Liens” means any and all liens, security interests, mortgages or other interests held by Junior Creditor in the Junior Creditor Collateral, now or hereafter existing, and any and all other liens, security interests, mortgages or other interests, if any, at any time held by Junior Creditor in any property of Debtor or Guarantor.

“Junior Debt” means the indebtedness, obligations and liabilities now or hereafter owing to Junior Creditor by Debtor or Guarantor, whether now existing or hereafter incurred or created (including, without limitation, interest accruing on any such indebtedness after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding), and any and all renewals, extensions or rearrangements thereof. Without limiting the foregoing, such Junior Debt includes the indebtedness arising under the Junior Note, the Purchase Agreement, the Security Agreement of even date therewith from Debtor and Guarantor in favor of Junior Creditor, the letter agreement referred to in the last sentence of Section 12, and any other security agreement or other document related thereto.

“Junior Debt Documents” means any and all agreements, instruments or documents now existing or hereafter executed and/or delivered by Debtor or Guarantor pursuant to which Debtor or Guarantor agrees to pay or assures payment and/or performance of any Junior Debt or grants or purports to grant any liens, security interests or other interests in any property for the benefit of Junior Creditor to secure the Junior Debt, or any part thereof (provided, that the foregoing reference to liens, security interests or other interests in property shall not be construed to allow the granting of any liens, security interests or other interests in property which otherwise are prohibited by the terms of this Agreement), in each case as the same may be modified, amended, renewed, extended, restated, supplemented or otherwise modified from time to time.

“Junior Default” means any default or event of default (however defined) under any of the Junior Debt Documents or any other occurrence, event or condition which, in and of itself or with notice or the passage of time, or both, would permit Junior Creditor to take action to accelerate the payment of all or any portion of the Junior Debt.

“Junior Default Notice” means a written notice on behalf of Junior Creditor, Debtor or Guarantor to Lender pursuant to which Lender is notified of the occurrence of a Junior Default and provides a reasonably detailed description of such Junior Default.

“Junior Note” means the $1,100,000 Convertible Term Note dated December 12, 2003 from Debtor and Guarantor payable to Junior Creditor.

“Lender” has the meaning prescribed for such term in the introductory paragraph of this Agreement and shall also refer to, in the future, any other Person that is designated as a lender in a Senior Credit Agreement and also includes any Person that refinances the Senior Debt in any replacement or refinancing facility or otherwise.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other entity.

“Plan” means any plan of partial or complete liquidation, reorganization, readjustment, arrangement, composition or extension, whether in a Proceeding or otherwise.

“Proceeding” means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding related to a Person or its property as such, (b) proceeding for any liquidation, dissolution or other winding-up of a Person, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, or (c) assignment for the benefit of creditors of a Person.

“Purchase Agreement” has the meaning specified therefor in the Junior Note.

“Senior Credit Agreement” means the certain Loan and Security Agreement dated as of December 19, 2001 among Debtor, Lender and any successor or replacement credit agreement, including, without limitation, any replacement credit agreement effected by Debtor with any other Person in any refinancing of and/or increases to the Senior Debt, as any of the foregoing may be modified, amended, renewed, extended, restated, supplemented or otherwise modified from time to time.  References to “the Senior Credit Agreement” shall refer to each and every Senior Credit Agreement, as any of the forgoing may be modified, amended, renewed, extended, restated, supplemented or otherwise modified from time to time.

“Senior Creditor Collateral” means all property of Debtor or Guarantor, now owned or hereafter acquired, in which any Senior Creditor Liens are granted pursuant to the Senior Debt Documents, and all proceeds thereof.

“Senior Creditor Liens” means any and all liens, security interests, mortgages or other interests held by Lender, now or hereafter existing, in the Senior Creditor Collateral, pursuant to a Senior Credit Agreement, and any and all other liens, security interests, mortgages or other interests, if any, at any time held or claimed by Lender in any property of Debtor.

“Senior Debt” means any and all of the following, now or hereafter existing or arising:  (a) all principal of, and premium, if any, and interest on, the Senior Loans (including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding), (b) all reimbursement and other obligations under or in connection with any letter of credit issued by Lender or any affiliate of Lender for the benefit of Debtor or Guarantor, (c) all obligations of Debtor or Guarantor under or in respect of any Hedging Agreement (as defined by the Senior Credit Agreement), (d) all other indebtedness, obligations and liabilities of Debtor or Guarantor to Lender, whether now existing or hereafter incurred or created, under or with respect to any Senior Debt Document, (including, without limitation, claims for indemnity or damages arising under or with respect to the Senior Debt Documents), (e) all indebtedness and obligations arising in connection with any refinancings, replacements or increases of any of the foregoing, whether with Lender or another Person and whether in the same, lesser or greater amount, and (f) any amendments, modifications or refinancings of any of the foregoing.  Without limiting the extent and generality of the forgoing, “Senior Debt” includes all indebtedness and obligations from time to time included within the “Obligations” as defined by the Senior Credit Agreement (which definition is incorporated herein by reference), as may be amended, modified or refinanced.

“Senior Debt Documents” means, collectively, the Senior Credit Agreement, the “Guaranty” of Guarantor referred to therein, and any and all agreements, instruments or documents now existing or hereafter executed in connection with the Senior Debt, pursuant to which the person executing same agrees to pay, guarantees or assures payment and/or performance of any Senior Debt or grants or purports to grant any Senior Creditor Liens, and all other documents and instruments evidencing or pertaining to all or any portion of the Senior Debt, in each case as the same may be modified, amended, renewed, extended, restated, supplemented, refinanced or otherwise modified from time to time.  “Senior Debt Documents” includes any of the foregoing agreements, instruments or documents executed or entered into by Debtor or Guarantor after the commencement of a Proceeding.  Without limiting the extent and generality of the forgoing, “Senior Debt Documents” includes all “Loan Documents” as defined by the Senior Credit Agreement (which definition is incorporated herein by reference).

“Senior Default” means any “Default” as defined by the Senior Credit Agreement (which definition is incorporated herein by reference) or any default (howsoever defined) under any replacement or refinancing facility.

“Senior Event of Default” means any “Event of Default” as defined by the Senior Credit Agreement (which definition is incorporated herein by reference) or any event of default (howsoever defined) under any replacement or refinancing facility.

“Senior Loans” means all “Advances” as defined by the Senior Credit Agreement (which definition is incorporated herein by reference), outstanding from time to time, and any loans constituting Senior Debt made in any replacement or refinancing facility, whether with Lender or with any other Person, and whether in the same, lesser or greater amount as the Advances.

“Senior Payment Event of Default” means any Senior Event of Default arising from default in the payment of any Senior Debt, whether of principal, accrued interest or fees, costs or expenses, as the same becomes due and payable, or at final maturity or by acceleration.

“Subordinated Guaranty” means any guaranty of the Junior Debt made by a guarantor who is also a guarantor of the Senior Debt.

“Subsidiary” has the meaning prescribed for such term as defined by the Senior Credit Agreement (which definition is incorporated herein by reference).

2.             Junior Debt Subordination.  Until all Senior Debt shall first be Indefeasibly Paid and the Commitment terminated, Junior Creditor agrees, for itself and each holder of the Junior Debt transferred by Junior Creditor, and its successors and assigns, that the Junior Debt hereby is expressly subordinated and junior in right of payment and claim to the prior payment of all Senior Debt in the manner and to the extent set forth in this Agreement provided, however, that: (i) subject to Sections 2(a), 2(b) and 2(c) below, Debtor and Guarantor may pay, and the holders of the Junior Debt may take, receive and retain (x) accrued interest under the Junior Note as scheduled by the Junior Note on the Effective Date and (y) regularly scheduled payments (not prepayments) of principal under the Junior Note as scheduled by the Junior Note on the Effective Date; and (ii) the indebtedness represented by the Junior Note may be converted into common stock of the Guarantor, as provided by the Junior Note on the Effective Date; provided, however, that if a Change of Control (as defined in the Senior Credit Agreement) results therefrom or from the exercise of the “Warrant” referred to in the Purchase Agreement the consequences thereof shall be as provided in the Senior Credit Agreement.

(a)           Upon the occurrence of a Senior Payment Event of Default then, unless and until such Senior Payment Event of Default shall have been remedied or waived in writing by Lender, no direct or indirect payment, whether in cash, property or securities or by set-off or otherwise (but excluding Equally Subordinate Securities to the extent provided by the proviso to Section 2(c)(ii)) shall be paid by Debtor or Guarantor or taken, received or retained by Junior Creditor, on account of any Junior Debt, or as a sinking fund for any Junior Debt, or by reason of any Subordinated Guaranty or the subordination of any other indebtedness to any Junior Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Debt.

(b)           Upon the happening of a Senior Default or a Senior Event of Default (other than under circumstances when the terms of Sections 2(a) or 2(c) are applicable), then, unless and until such Senior Default or Senior Event of Default shall have been remedied or waived in writing by Lender, no direct or indirect payment, whether in cash, property or securities or by set-off or otherwise), including any payment to the holder of any Junior Debt by reason of any Subordinated Guaranty or the subordination of any indebtedness to any Junior Debt, shall be paid by Debtor or Guarantor or taken, received or retained by Junior Creditor, on account of any Junior Debt, or as a sinking fund for any Junior Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Junior Debt, during the period of 365 days after written notice (a “Block Notice”) of such Senior Default or Senior Event of Default shall have been given by Lender to Debtor and to Junior Creditor, provided, that upon expiration of such 365 day period and provided that neither Sections 2(a) or 2(c) are then applicable, the holders of Junior Debt shall be entitled to receive such payments in respect of the Junior Debt Documents that as of such time would otherwise have been allowed to be paid under this Agreement had no such Block Notice been given.

(c)           In the event of any Proceeding of Debtor or Guarantor:

(i)            All Senior Debt shall first be Indefeasibly Paid and the Commitment terminated before any payment, including without limitation any payment which may be payable to the holder of any Junior Debt by reason of any Subordinated Guaranty or the subordination of any indebtedness to any Junior Debt (but excluding Equally Subordinate Securities to the extent set forth in the proviso to Section 2(c)(ii)) or distribution, whether in cash, securities or other property from Debtor or Guarantor, shall be made to any holder of any Junior Debt on account of such Junior Debt.

(ii)           Until all Senior Debt shall first be Indefeasibly Paid and the Commitment terminated, any payment, including without limitation any payment which may be payable to the holder of any Junior Debt by reason of any Subordinated Guaranty or the subordination of any indebtedness to any Junior Debt, or distribution of any kind or character, whether in cash, securities or other property (excluding Equally Subordinate Securities to the extent set forth in the proviso to this Section 2(c)(ii)), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of any Junior Debt shall be paid or delivered directly to Lender for application in payment of the Senior Debt until all Senior Debt shall have been Indefeasibly Paid in full and the Commitment terminated; provided, however, that no such delivery to Lender shall be made of stock or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal in connection with such Proceeding (any such event a “Restructuring”), by Debtor or Guarantor as reorganized, or by an entity succeeding to Debtor or Guarantor or acquiring its property and assets, as the case may be, if such stock or obligations are Equally Subordinate Securities and Lender shall have received debt or equity securities that constitute Equally Senior Securities (or any combination thereof) in substitution for the Senior Debt as part of such Restructuring in an aggregate principal amount equal to the aggregate principal amount of the Senior Debt immediately prior to such Restructuring.

(iii)          Junior Creditor shall retain the right to file a proof of claim, to vote and to otherwise act in any Proceeding (including, without limitation, the right to vote to accept or reject any Plan proposed in any Proceeding), provided, that Junior Creditor shall not vote with respect to any such Plan or take any other action in any way so as to contest (i) the validity, enforceability or priority of the Senior Debt or the Senior Liens or (ii) the enforceability of any Senior Debt Document or this Agreement; and provided, further, that in the event that Junior Creditor fails to vote any claim in respect of any Junior Debt in connection with any Proceeding prior to fifteen (15) Business Days before the expiration of the time to vote any such claim, then Lender is hereby irrevocably authorized to have the nonexclusive right (but not the obligation) to vote such claim, and is hereby authorized to vote such claim for and on behalf of Junior Creditor; provided, that if following any such vote by Lender, Junior Debtor timely votes such claim then such vote by Junior Debtor shall be deemed to control and supercede any such previous vote by Lender and, upon the written request of Junior Creditor, Lender will withdraw such previous vote.

(iv)          If Junior Creditor does not file a proper claim, proof of debt, amendment of proof of debt, petition or other document as shall be necessary in order to have such Junior Debt allowed in any such Proceeding and in the form required in any such Proceeding prior to fifteen (15) Business Days before the expiration of the time to file such claim, proof of debt, amendment of proof of debt, petition or other document, then Lender is hereby irrevocably authorized to have the nonexclusive right (but not the obligation) to file, and is hereby authorized to file, an appropriate claim, proof of debt, amendment for and on behalf of such holder of Junior Debt, provided, that if following any filing of any such claim, proof of debt or amendment, Junior Debtor timely files a proper claim, proof of debt or amendment, then such filing by Junior Debtor shall be deemed to control and supercede any such previous filing by Lender and, upon the written request of Junior Creditor, Lender will withdraw such previous filing.

(d)           The failure of Debtor to make any payment with respect to the Junior Debt by reason of the operation of this Section 2 shall not be construed as preventing the occurrence of a Junior Default under the applicable Junior Debt Documents or the acceleration of the Junior Debt as a result thereof.

3.             Lien Priorities.

(a)           The Senior Creditor Liens and all rights of any holder of the Senior Creditor Liens in and to the Senior Creditor Collateral are and shall be first, senior and prior to any liens, security interests or other rights at any time claimed by Junior Creditor in any property of Debtor or Guarantor.  Without limiting the foregoing, Junior Creditor hereby expressly subordinates to the Senior Creditor Liens all security interests, liens, pledges, mortgages and other rights in any and all property of Debtor or Guarantor arising under the Junior Debt Documents.

(b)           The priorities agreed to and established by this Section 3 are applicable irrespective of the manner or order of creation, attachment or perfection, the time or order of filing of any financing statement or the time of giving or failure to give any notice, or of any other priority that might otherwise exist under applicable law exclusive of this Agreement.

4.             Limitation on Actions, Remedies.  Junior Creditor agrees, and each other holder of any Junior Debt, by their acceptance of any instrument evidencing any Junior Debt, agrees that:

(a)           Until the Senior Debt is Indefeasibly Paid and the Commitment terminated it will not, without the prior written consent of Lender (i) at any time when any Block Notice (as defined in Section 2(b)) shall be effective under Section 2(b) or under circumstances when the terms of Sections 2(a) or 2(c) are applicable, commence, prosecute or participate in any administrative, legal or equitable action against Debtor or Guarantor to collect or enforce any Junior Debt, provided, that notwithstanding the foregoing but otherwise at all times subject to the terms of this Agreement, clause (i) preceding shall not prohibit Junior Creditor from (A) filing suit and obtaining a judgment on the Junior Debt at any time after Lender has filed suit to collect the Senior Debt or taken action to foreclose or enforce any Senior Creditor Liens, or (B) taking any action specifically permitted by Sections 2(c)(iii) or 2(d); (ii) at any time commence, prosecute, or participate in commencing or prosecuting, any Proceeding; (iii) at any time take any action to enforce or exercise any remedies (whether pursuant to the Junior Debt Documents or otherwise) against or in respect of any property of Debtor or Guarantor; or (iv) enforce or otherwise give effect to any requirements in the Junior Debt Documents that requires Junior Creditor’s consent to or to approval of any actions of Debtor or Guarantor that is not prohibited by the Senior Credit Agreement.

(b)           If, in violation of the provisions herein set forth, Junior Creditor shall commence, prosecute or participate in any suit, action, case or Proceeding against or with respect to Debtor or Guarantor, Debtor or Guarantor may interpose as a defense or plea the provisions set forth herein, and Lender may intervene and interpose such defense or plea in its own name or in the name of Debtor or Guarantor, and Lender may interpose as a defense or plea the provisions set forth herein, and shall, in any event, be entitled to restrain the enforcement of the payment provisions of the Junior Debt, or of remedies in respect of property of Debtor or Guarantor included in the Senior Creditor Collateral in its own name or in the name of Debtor or Guarantor, in the same suit, action, case or Proceeding or in any independent suit, action, case or Proceeding, to the extent any such enforcement would be in violation of this Agreement.

5.             Prepayments.  Until the Senior Debt is Indefeasibly Paid in full and the Commitment terminated, Debtor and Guarantor agree that they will not make, and Junior Creditor agrees that it will not request, demand or accept and retain, any prepayment of the Junior Debt, or any portion thereof (whether of principal, interest or otherwise) other than prepayments in shares of common stock (subject to the limitations contained in Section 2), without the prior written consent of Lender.

6.             Turnover of Improper Payments.  If any payment or distribution of any character, whether in cash, securities or other property shall be received by a Junior Creditor in contravention of any of the terms hereof and before all the Senior Debt shall have been Indefeasibly Paid and the

Commitment terminated, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, Lender for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full.  In the event of the failure of such Junior Creditor to endorse or assign any such payment, distribution or security, Lender is hereby irrevocably authorized to endorse or assign the same.

7.             No Prejudice or Impairment.

(a)           The rights of Lender and any other holders of any Senior Debt as against the holders of any Junior Debt, and the rights and obligations of Junior Creditor, in each case as provided by the terms of this Agreement, shall remain in full force and effect without regard to, and shall not be impaired by any circumstance, including without limitation:

(i)            any extension or indulgence in respect of any payment or prepayment of any Senior Debt or any part thereof;

(ii)           any amendment, modification, increase, refinancing or waiver of, or addition or supplement to, or deletion from, or compromise, consent or other action in respect of, any Senior Debt or any Senior Debt Document;

(iii)          any exercise or non-exercise by the holder of any Senior Debt of any right, power, privilege or remedy under or in respect of such Senior Debt or the Senior Debt Documents, any waiver of any such right, power, privilege or remedy or of any Senior Default or Senior Event of Default, any receipt by the holder of any Senior Debt of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any of the Senior Creditor Liens;

(iv)          any merger or consolidation of Debtor or Guarantor into or with any other Person, or any sale, lease or transfer of any or all of the assets of Debtor or Guarantor to any other Person;

(v)           consent to any use of cash collateral by, or to the extension of credit to, Debtor or Guarantor in any Proceeding; or

(vi)          absence of any notice to or knowledge by Junior Creditor of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (i) through (v).

(b)           Junior Creditor unconditionally waives, for the benefit of any holder of Senior Debt (i) notice of any of the matters referred to in Section 7(a), (ii) all notices which may be required, whether by statute, rule of law or otherwise, to preserve any rights of any holder of any Senior Debt against Debtor or Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment, notice of intent to accelerate, notice of acceleration, and notice of any failure by Debtor or Guarantor to perform and comply with any covenant, agreement, term or condition of the Senior Debt or the Senior Debt Documents, (iii) any right to require enforcement, assertion or exercise by Lender of any right, power, privilege or remedy conferred in the Senior Debt

Documents, (iv) any requirement of diligence on the part of Lender, (v) any requirement on the part of Lender to mitigate damages resulting from any default under any Senior Debt or the Senior Debt Documents and (vi) notice of any sale, transfer or other disposition by Lender of any Senior Debt or Senior Creditor Lien.

(c)           The obligations of Junior Creditor under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Debt is rescinded or must otherwise be restored or returned by the holder of such Senior Debt upon the occurrence of any Proceeding, or upon the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Debtor or any substantial part of Debtor’s property, or otherwise, all as though such payment had not been made.

8.             Debtor’s Obligations Absolute.  Nothing contained herein shall impair, as between Debtor and Junior Creditor, the obligations evidenced by the Junior Debt, subject to the rights of the holders of the Senior Debt as set forth in this Agreement.

9.             Subrogation.  No Junior Creditor shall exercise any right of subrogation in respect of the Senior Debt or Senior Creditor Liens until such time as all Senior Debt shall be Indefeasibly Paid and the Commitment terminated.

10.           Legend on Junior Debt.  Debtor, Guarantor and Junior Creditor shall cause each agreement, document or instrument at any time evidencing any Junior Debt or Junior Creditor Liens, to contain the following legend (or any other legend acceptable to Lender) conspicuously noted on the face thereof:

“THIS [CONVERTIBLE TERM NOTE] [SECURITY AGREEMENT] [SECURITIES PURCHASE AGREEMENT] IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN THE CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED DECEMBER 12, 2003, AMONG EACH OF EQUINOX BUSINESS CREDIT CORPORATION (“DEBTOR”), EQUIFIN, INC., WELLS FARGO FOOTHILL, INC. AND LAURUS MASTER FUND, LTD., A COPY OF WHICH IS ON FILE AT THE OFFICE OF DEBTOR AND IS AVAILABLE FOR INSPECTION AT SUCH OFFICE.”

11.           Other Subordination Agreements.  Until all Senior Debt shall have been Indefeasibly Paid and the Commitment terminated, Junior Creditor shall not, directly or indirectly, agree to subordinate any Junior Debt to any indebtedness, obligations or liabilities other than the Senior Debt.

12.           Modifications to Senior Debt or Junior Debt.  The Senior Debt Documents may be modified, amended, supplemented, restated or replaced, and any indebtedness or obligations thereunder may be renewed, extended, increased, rearranged or refinanced without the prior consent of Junior Creditor.  No modification, amendment, supplement, restatement or replacement of the Junior Debt or the Junior Debt Documents which (i) increases the principal of any Junior Debt, (ii) increases the interest rate payable under any Junior Debt, (iii) shortens the time for payment of any amount payable by Debtor or Guarantor under any Junior Debt Documents, (iv) causes Debtor’s or Guarantor’s performance obligations under the Junior Debt Documents to be materially more burdensome to Debtor or Guarantor than exist as of the Effective Date or (v) grants any security interest or lien in any property (other than any such security interest or lien granted on the Effective Date), shall be effective without the prior consent of Lender.  Notwithstanding the foregoing or anything else to the contrary contained herein, Lender hereby consents to Junior Debt in the principal amount of up to $3,000,000 and the Junior Debt Documents to be issued in connection therewith, as is contemplated by that certain letter agreement, dated as of the date hereof, among Junior Creditor, Debtor and Guarantor which provides for revolving loans by Junior Creditor of up to such amount.

13.           No Conflict.  Junior Creditor agrees that the Senior Credit Agreement, and the execution, delivery and performance thereof by Debtor, does not breach, conflict with or create any default or event of default under any of the Junior Debt Documents.

14.           Continued Effectiveness of this Agreement.  The provisions of this Agreement are intended to and shall be enforceable at all times, notwithstanding the commencement or continuation of any Proceeding.

15.           No Contest. Junior Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents or the Senior Creditor Liens.

16.           Representations and Warranties.

(a)           Junior Creditor hereby represents and warrants to Lender that this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Junior Creditor, enforceable in accordance with its terms, except as enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(b)           Each of Debtor and Guarantor hereby represents and warrants to Lender and Junior Creditor as follows: (i) it has the requisite power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents, (ii) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of it enforceable in accordance with its terms, except as enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, (iii) no Junior Default is in existence as of the Effective Date and (iv)  no Senior Default or Senior Event of Default is in existence as of the Effective Date.

17.           Junior Default Notice. Junior Creditor and Debtor will deliver to Lender a Junior Default Notice upon the occurrence of Junior Default, and shall notify Lender in the event any such Junior Default thereafter is cured or waived.

18.           Cumulative Rights, No Waivers.  Each and every right, remedy and power granted to Lender under this Agreement shall be cumulative and in addition to any other right, remedy or power granted under this Agreement or the Senior Debt Documents and may be exercised by Lender, from time to time, concurrently or independently and as often and in such order as Lender may determine in its discretion.  Any failure or delay by Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of Lender thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of Lender hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

19.           Modification.  Any waiver of any provision of this Agreement, or any consent to any departure by Lender or Junior Creditor therefrom, shall not be effective in any event unless the same is in writing and signed by Lender and on behalf of Junior Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.  This Agreement may not be amended or modified except pursuant to an agreement in writing entered into by Lender, Junior Creditor, Debtor and Guarantor.  Any notice to or demand upon Junior Creditor not specifically required of Lender hereunder shall not entitle Junior Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

20.           Additional Documents and Actions. Debtor, Guarantor and Junior Creditor at any time, and from time to time, after the execution and delivery of this Agreement, promptly will execute and deliver such further documents and do such further acts and things as Lender reasonably may request that may be necessary in order to effect fully the purposes of this Agreement, including, without limitation, any amendment or restatement of this Agreement.

21.           Notices.  Except as otherwise provided herein, all notices and correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, or by facsimile transmission, promptly confirmed in writing sent by first-class mail to the following addresses:

If to Junior Creditor:	Laurus Master Fund, Ltd. c/o Ironshore Corporate Services Ltd. P.O. Box 1234 G.T., Queensgate House, South Church Street Grand Cayman, Cayman Islands Telecopy No.: (345) 949-9877

If to Debtor or Guarantor:	c/o Equifin, Inc. 1011 Highway 71 Spring Lake, New Jersey 07762 Attention: Walther M. Craig, Jr. Telecopy No.: (732) 282-1811

With a copy to:	Lee A. Albanese, Esq. St. John & Wayne, L.L.C. Two Penn Plaza East Newark, New Jersey 07105-2249 Telecopy No.: (973) 491-3408

If to Lender:

Wells Fargo Foothill, Inc.
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California  90404
Attn: Business Finance Division Manager
Fax No. (310) 453-7413

Wells Fargo Foothill, Inc.
13727 Noel Road
Suite 1020
Dallas, Texas  75240
Attn:  Loan Portfolio Manager
Fax No. (972) 387-4375

with copies to:	Jenkens & Gilchrist A Professional Corporation 1445 Ross Avenue, Suite 3200 Dallas, Texas 75202 Attn: Daniel C. Garner Telecopy No. (214) 855-4300

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 21.  All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service, when received at the above stated addresses and (c) if sent by facsimile transmission, when receipt of such transmission is acknowledged.

22.           Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

23.           Assignment of Junior Debt.  Neither the Junior Debt, nor any portion thereof, may be transferred or assigned to any Person unless such transferee or assignee agrees in writing, in form and substance reasonably satisfactory to Lender, to be bound by this Agreement.

24.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Lender and Junior Creditor and shall be binding upon the successors and assigns of Debtor and Guarantor.

25.           Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be valid as an original.

26.           Defines Rights of Creditors.  Except as provided in Section 4(b), the provisions of this Agreement are solely for the purpose of defining the relative rights of Junior Creditor, on the one hand, and Lender, on the other hand, and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, Debtor or any debtor-in-possession or trustee in bankruptcy in any Proceeding.

27.           Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Junior Debt Documents, the provisions of this Agreement shall control and govern.  For purposes of this Section, to the extent that any provisions of any of the Junior Debt Documents provide rights, remedies and benefits to Lender that exceed the rights, remedies and benefits provided to Lender under this Agreement, such provisions of the applicable Junior Debt Documents shall be deemed to supplement (and not to conflict with) the provisions hereof.

28.           Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

29.           Termination.  This Agreement shall terminate upon the Indefeasible Payment of the Senior Debt and termination of the Commitment.

30.           JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO.

31.           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

32.           Execution; Entire Agreement.  A telecopy or other electronic transmission of any executed counterpart of this Agreement shall be deemed valid as an original.

33.           Delivery of Funds.  Once all Senior Debt is Indefeasibly Paid and the Commitment terminated, and provided that no contrary direction is made in any Proceeding or by any court or other Governmental Authority (as defined in the Senior Credit Agreement), Debtor and Guarantor hereby irrevocably authorize and direct Lender to pay over to Junior Creditor any proceeds of Senior Creditor Collateral thereafter received by Lender; provided, however, that Lender shall have no duty to do so, shall have no liability to Junior Creditor, Debtor or Guarantor for failure to so pay over such proceeds.  Each of Debtor, Guarantor and Junior Lender hereby agrees to indemnify Lender and hold Lender harmless from any loss, cost or expense incurred by Lender in connection with any of the foregoing.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

LENDER:

WELLS FARGO FOOTHILL, INC.

By:
Name:
Title:

DEBTOR:

EQUINOX BUSINESS CREDIT CORP

By:
Name:
Title:

GUARANTOR:

EQUIFIN, INC.

By:
Name:
Title:

JUNIOR CREDITOR:

LAURUS MASTER FUND, LTD.

By:
Name:
Title: